Exhibit 99.1

Hyliion Holdings Corp.
Ryann Malone
press@hyliion.com
(833) 495-4466

Sharon Merrill Associates, Inc.
Nicholas Manganaro
hyln@investorrelations.com
(617) 542-5300

HYLIION HOLDINGS REPORTS FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

AUSTIN, Texas, February 23, 2022 – Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified powertrain solutions for Class 8 semi-trucks, reported its fourth quarter and full year 2021 financial results.

Key Business Highlights

•Received orders from multiple fleets totaling 100 units backed by deposits to secure Hypertruck ERX production slots
•Received reservations for an additional 325 units of the Hypertruck ERX
•Began recognizing revenue on the Company’s Hybrid eX powertrain solution
•Launched “Ride and Drive” customer experience event series for the Hypertruck ERX
•Added Jeffrey A. Craig, a recognized leader in the commercial vehicle industry and the former Chairman and CEO of Meritor, Inc., to Hyliion’s board of directors
•Hired Cheri Lantz as Chief Strategy Officer
•Expects full year 2022 revenue of $2 million to $3 million from Hybrid eX sales; total operating expenses of $135 million to $145 million to support commercialization efforts of both Hybrid eX and Hypertruck ERX

Executive Commentary

“This month, we received orders for 100 units backed by deposits to secure Hypertruck ERX production slots. These early adopters of our technology recognize our potential to change the landscape of the trucking industry together,” said Thomas Healy, Hyliion’s Founder and Chief Executive Officer. “In the fourth quarter, with the initiation of revenue recognition on our Hybrid eX powertrain solution, Hyliion achieved another important milestone in pursuit of our vision of being the leading provider of electrified solutions for the commercial vehicle industry and capped off what was a transformational year for the Company.”

“In addition, we have expanded our sales force with four trucking industry veterans. Looking ahead, we will move forward aggressively with our commercialization and business development plans, building on the momentum we have established and the positive feedback from customers and stakeholders at our ongoing Ride and Drive events. We expect that 2022 will be an exciting year for Hyliion in terms of R&D and product development milestones as we broaden our technology solutions to address the transportation sector’s environmental impact.”

Exhibit 99.1
"We have received overwhelmingly positive feedback from fleets regarding the Hypertruck ERX’s performance and drivability," said Dennis Gallagher, Hyliion’s Chief Operating Officer. "Fleets have also shared examples of how the Hypertruck ERX technology addresses infrastructure hurdles and range anxiety associated with plug-in electric trucks. Additionally, fleets believe the Hypertruck ERX powertrain will be an effective tool for recruiting and retaining drivers who want to be on the cutting edge of the industry."

Hypertruck ERX Fleet Update

In February, the Company secured orders from multiple fleets totaling 100 units of the Hypertruck ERX for production slots, accompanied with deposits. The Company also received incremental reservations for 325 units of the Hypertruck ERX. These orders and reservations are to secure the early Hypertruck ERX production slots and are subject to the finalization of commercial terms.

The orders followed the formal November launch of the Company’s Ride and Drive customer experience event series, consisting of ride-along opportunities and in-depth product education, including events at the Company’s headquarters in Austin.

Hypertruck ERX Development Timing

Hyliion is on track with its previously communicated timeline to complete design verification and initial controlled fleet trials by the end of this year. These will be followed by the continuation of fleet trials and final regulatory approvals prior to the start of production, which the Company expects to commence by late 2023. Hyliion continues to work closely with its current and potential suppliers to secure delivery of components necessary to complete its development and commercial milestones.

The use case of the Hypertruck ERX is focused on linehaul applications, meaning hundreds of miles per day, up to 1,000 miles before needing to refuel. That compares with current plug-in EV solutions that satisfy a use case of only 100 to 200 miles. Hyliion’s Multi-Phase Development Program timeline includes robust design verification and product validation testing, including for summer and winter seasons, and the accumulation of up to one million test miles prior to production.

Hybrid eX Launch Update

In the fourth quarter, Hyliion delivered its initial Hybrid eX powertrain systems and began recognizing revenue. As noted above, due to global shortages of various components, the Company is experiencing longer delivery times and previously forecasted that the revenue from the fourth quarter of 2021 would be a non-material amount. Supply shortages also caused some Hyliion deliveries to be delayed into the first quarter of 2022.

Leadership Expansion

In February, the Company welcomed Jeffrey A. (Jay) Craig to its board of directors. Mr. Craig is a recognized leader in the commercial vehicle space, and was previously the Chairman and CEO of Meritor, Inc., where he oversaw the advancement of Meritor’s product portfolio and the development of a number of electrification products, some of which are now used on Hyliion’s Hypertruck ERX. Prior to joining Meritor, Mr. Craig was president and CEO of General Motors Acceptance Corporation (GMAC) Commercial Finance and before that was president and CEO of GMAC’s business credit division.

Exhibit 99.1

In late February, Cheri Lantz will be joining Hyliion as Chief Strategy Officer. Ms. Lantz will continue to drive the Company’s strategic roadmap forward as it expands into Fuel Agnostic and Hydrogen Fuel Cell generator technology and advanced software solutions. Most recently, Ms. Lantz was the VP of Strategy, Transportation Solutions for TE Connectivity and previously was the Chief Strategy Officer at Meritor.

Financial Highlights and Operating Expense Guidance

In the fourth quarter, the Company recorded $200,000 in revenue. The Company’s full year 2021 operating expenses totaled $93.6 million. Hyliion ended the fourth quarter of 2021 with over $557 million on its balance sheet, which is sufficient to fund its current commercialization plans for the Hybrid eX and Hypertruck ERX powertrains. This includes $258.4 million in cash and cash equivalents, short-term investments of $118.8 million, and long-term investments of $180.2 million.

For the full year 2022, Hyliion expects revenue in the range of $2 million to $3 million in Hybrid eX sales and operating expenses to range between $135 million and $145 million, driven primarily by an increase in research and development costs to support the Hypertruck ERX commercialization milestones.

Fourth Quarter 2021 Conference Call

Hyliion will host a conference call and accompanying webcast at 11:00 a.m. EST / 10:00 a.m. CST on Thursday, February 24, 2022, to discuss its financials, business results, and outlook. A live webcast of the call, as well as an archived replay following, will be available online on the Investor Relations section of Hyliion’s website. Those wishing to participate can access the call using the links below:

Conference Call Online Registration: http://www.directeventreg.com/registration/event/9738028

Access the Webcast: https://investors.hyliion.com/events-and-presentations/default.aspx

Fourth quarter and full year 2021 financial results for Hyliion Holdings Corp. will also be filed with the SEC on Form 10-K.

About Hyliion

Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 commercial trucks by being a leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that are designed to be installed on most major Class 8 commercial trucks, with the goal of transforming the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or

Exhibit 99.1
historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, Hyliion’s ability to disrupt the powertrain market, Hyliion’s focus in 2022 and beyond, the effects of Hyliion’s dynamic and proprietary solutions on its commercial truck customers, accelerated commercialization of the Hypertruck ERX, the ability to meet 2022 and future product milestones, the impact of COVID-19 on long-term objectives, the ability to reduce carbon intensity and greenhouse gas emissions and the other risks and uncertainties set forth in “Risk Factors” section of Hyliion’s annual report on Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021 for the year ended December 31, 2020. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Unaudited)
Revenues
Product sales and other	$200	$—	$200	$—
Total revenues	200	—	200	—
Cost of revenues
Product sales and other	(2,737)	—	(2,737)	—
Total cost of revenues	(2,737)	—	(2,737)	—
Gross loss	(2,537)	—	(2,537)	—
Operating expenses
Research and development	(17,390)	(4,464)	(58,261)	(12,598)
Selling, general and administrative expenses	(9,188)	(5,880)	(35,299)	(9,585)
Total operating expenses	(26,578)	(10,344)	(93,560)	(22,183)
Loss from operations	(29,115)	(10,344)	(96,097)	(22,183)
Interest expense	—	(7)	—	(5,465)
Interest income	218	6	779	6
Loss on impairment and disposal of assets	(730)	—	(730)	—
Change in fair value of convertible notes payable derivative liabilities	—	—	—	(1,358)
Change in fair value of warrant liabilities	—	363,299	—	363,299
Other expense	—	—	—	(12)
Loss on extinguishment of debt	—	(10,170)	—	(10,170)
Net (loss) income	$(29,627)	$342,784	$(96,048)	$324,117

Net (loss) income per share, basic	$(0.17)	$2.19	$(0.56)	$3.11
Net loss per share, diluted	$(0.17)	$(0.12)	$(0.56)	$(0.35)

Weighted-average shares outstanding, basic	173,325,727	156,352,637	172,216,477	104,324,059
Weighted-average shares outstanding, diluted	173,325,727	164,599,538	172,216,477	112,570,960

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$258,445	$389,705
Accounts receivable	70	92
Inventory	114	132
Prepaid expenses and other current assets	9,068	20,558
Short-term investments	118,787	201,881
Total current assets	386,484	612,368

Property and equipment, net	2,235	1,171
Operating lease right-of-use assets	7,734	5,055
Intangible assets, net	235	332
Other assets	1,535	193
Long-term investments	180,217	35,970
Total assets	$578,440	$655,089

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,455	$1,890
Current portion of operating lease liabilities	21	734
Accrued expenses and other current liabilities	7,759	6,138
Total current liabilities	15,235	8,762

Operating lease liabilities, net of current portion	8,623	5,076
Other liabilities	667	175
Debt, net of current portion	—	908
Total liabilities	24,525	14,921

Commitments and contingencies (Note 16)

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 173,468,979 and 169,316,421 shares issued and outstanding at December 31, 2021 and 2020, respectively	17	19
Additional paid-in capital	374,795	364,998
Retained earnings	179,103	275,151
Total stockholders’ equity	553,915	640,168
Total liabilities and stockholders’ equity	$578,440	$655,089

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Year Ended December 31,
	2021	2020	2019
Cash Flows from Operating Activities
Net (loss) income	$(96,048)	$324,117	$(14,113)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	884	850	1,028
Amortization of investment premiums and discounts	1,816	—	—
Loss on extinguishment of debt	—	10,170	—
Noncash lease expense	731	928	1,312
Inventory write-down	2,298	—	—
Loss on impairment and disposal of assets	730	—	—
Paid-in-kind interest on convertible notes payable	—	1,085	723
Amortization of debt discount	—	4,237	2,485
Share-based compensation	4,922	294	125
Change in fair value of convertible notes payable derivative liabilities	—	1,358	(1,118)
Change in fair value of contingent consideration liability	—	—	(27)
Change in fair value of warrant liability	—	(363,299)	—
Change in operating assets and liabilities, net of effects of business acquisition:
Accounts receivable	22	53	(28)
Inventory	(2,280)	(132)	—
Prepaid expenses and other assets	(475)	(8,150)	44
Accounts payable	5,319	734	(684)
Accrued expenses and other liabilities	2,155	5,764	(21)
Operating lease liabilities	(576)	(953)	(798)
Net cash used in operating activities	(80,502)	(22,944)	(11,072)

Cash Flows from Investing Activities
Purchase of property and equipment	(2,380)	(311)	(349)
Proceeds from sale of property and equipment	45	22	—
Payments for security deposit, net	(29)	—	—
Purchase of investments	(317,807)	(237,851)	—
Proceeds from sale and maturity of investments	254,180	—	—
Net cash used in investing activities	(65,991)	(238,140)	(349)

Cash Flows from Financing Activities
Business Combination and PIPE financing, net of issuance costs paid	—	516,454	—
Proceeds from exercise of stock warrants, net of issuance costs	16,257	124,536	—
Proceeds from convertible notes payable issuance and derivative liabilities	—	3,200	16,803
(Payments for)/proceeds from Paycheck Protection Program loan	(908)	908	—
Payments for deferred financing costs	—	(468)	—
Repayments on finance lease obligations	(42)	(247)	(201)
Proceeds from exercise of common stock options	591	121	7
Net cash provided by financing activities	15,898	644,504	16,609

Net (decrease) increase in cash and cash equivalents and restricted cash	(130,595)	383,420	5,188
Cash and cash equivalents, beginning of period	389,705	6,285	1,097
Cash and cash equivalents and restricted cash, end of period	$259,110	$389,705	$6,285